UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2022

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore,	CA		94551
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FORM	Nasdaq Global Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.  Other Events

Stock Repurchase Program

On May 23, 2022, FormFactor, Inc. (the “Company”) announced that its Board of Directors authorized a program to repurchase up to $75.0 million of the Company's common stock; this authorization is in addition to the remaining balance under the existing repurchase program authorized in October 2020, which expires October 28, 2022. This new stock repurchase authorization will expire May 20, 2024, and may be suspended, modified or discontinued at any time.

A copy of the press release announcing this program is attached as Exhibit 99.1 this Form 8-K and its incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith and this list is intended to constitute the exhibit index.

Exhibit Number	Description
99.01	Press release announcing the Stock Repurchase Program, issued by FormFactor, Inc. on May 23, 2022

The information in this report and the accompanying exhibit shall not be incorporated by reference into any filing of FormFactor with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report, including the accompanying exhibit, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	May 23, 2022	By:	/s/ SHAI SHAHAR
			Name:	Shai Shahar
			Title:	Chief Financial Officer